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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      ADVANCED COMMUNICATIONS GROUP, INC.
            (Exact name of registrant as specified in its charter)


                   DELAWARE                            76-0549396
            (State of incorporation       (I.R.S. Employer Identification No.)
               or organization)


     390 SOUTH WOODS MILL ROAD, SUITE 150
              ST. LOUIS, MISSOURI                              63017
   (Address of principal executive offices)                 (Zip Code)


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

         Securities Act registration statement file number to which this form relates: 333-37671.

       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered

            COMMON STOCK,                        NEW YORK STOCK EXCHANGE
     PAR VALUE $0.0001 PER SHARE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The Registrant incorporates by reference herein the information set forth under the caption "Description of Capital Stock" set forth in its preliminary prospectus dated January 16, 1998 included in its Registration Statement on Form S-1 (Registration No. 333-37671) filed with the Securities and Exchange Commission (the "Commission") on October 10, 1997, as amended by Amendment No. 1 dated December 29, 1997 and Amendment No. 2 dated January 16, 1998, as such information may be amended in the final prospectus included or deemed to be included in such Registration Statement, as hereafter amended, in the form declared effective by the Commission (the "Registration Statement"). This Form 8-A is filed to register the Registrant's class of Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), concurrently with the registration of shares of Common Stock under the Securities Act of 1933, as amended ("Securities Act"), and, in accordance with Rule 12d1-2 promulgated under the Exchange Act, will become effective concurrently with the effectiveness of the Registration Statement under the Securities Act.

ITEM 2.   EXHIBITS.

         None.


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     ADVANCED COMMUNICATIONS GROUP, INC.



                                     By: /s/ Richard P. Anthony
                                        --------------------------------------
                                     Name: Richard P. Anthony
                                     Title: Chairman, Chief Executive Officer
                                            and President

Date: February 11, 1998